Exhibit 2(s)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby revokes all prior powers granted by the undersigned to the extent inconsistent with and constitutes and appoints Daniel McNamara, James Bordewick, Ryan Larrenaga, and David Hohmann, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments, in his name, place and stead and in any and all capacities, which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable BACAP Alternative Multi-Strategy Fund, LLC ("BAMS") or Columbia Management Multi-Strategy Hedge Fund, LLC ("CMHF" and, together with BAMS, the "Funds" and each a "Fund") to comply with the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of any Fund under the 1940 Act and in connection with the registration of any Fund's limited liability company interest under the 1933 Act, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a manager of the Fund any Registration Statement on Form N-2, a N-14 and any and all pre- and post-effective amendments thereto filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or either of them or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN Witness Whereof, the undersigned has hereunto set his hand as of the date set forth below.




Dated:  March 15, 2007
                                                     /s/ Thomas W. Brock
                                                     -------------------
                                                     Thomas W. Brock



                                                     /s/ Alan Brott
                                                     --------------
                                                     Alan Brott



                                                     /s/ Thomas G. Yellin
                                                     --------------------
                                                     Thomas G. Yellin